UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2015 (April 28, 2015)

___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (Address of Principal Executive Offices)
(214) 871-3555 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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US 3445531v.3

Item 1.01	Entry into a Material Definitive Agreement

On April 28, 2015, Holly Energy Partners – Operating, L.P. (the “Borrower”), a wholly-owned subsidiary of Holly Energy Partners, L.P. (the “Partnership”), entered into an Agreement and Amendment No. 4 to Second Amended and Restated Credit Agreement (the “Amendment”) with certain of its subsidiaries acting as guarantors, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), an issuing bank and a lender, and certain other lenders party thereto, which amends certain terms of the Second Amended and Restated Credit Agreement, dated February 14, 2011, among the Borrower, the Administrative Agent, and certain other lenders party thereto, as amended (the “Credit Agreement”). Principally, the Amendment increases the maximum amount of the revolving credit facility from $650,000,000 to $850,000,000.

The Credit Agreement is available to fund capital expenditures, investments, acquisitions, distribution payments and working capital and for general partnership purposes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Agreement and Amendment No. 4 to Second Amended and Restated Credit Agreement dated April 28, 2015, among Holly Energy Partners — Operating, L.P., certain of its subsidiaries acting as guarantors, Wells Fargo Bank, National Association, as administrative agent, an issuing bank and a lender, and certain other lenders party thereto.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Douglas S. Aron
Executive Vice President and Chief Financial Officer

Date:    April 30, 2015

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EXHIBIT INDEX

Exhibit No.	Description
10.1
Agreement and Amendment No. 4 to Second Amended and Restated Credit Agreement dated April 28, 2015, among Holly Energy Partners — Operating, L.P., certain of its subsidiaries acting as guarantors, Wells Fargo Bank, National Association, as administrative agent, an issuing bank and a lender, and certain other lenders party thereto.